Exhibit 4.1

PPG INDUSTRIES, INC.

TO

The Bank of New York

Trustee

Indenture

Dated as of June 24, 2005

TABLE OF CONTENTS1

[1]Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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EXHIBITS

EXHIBIT A	FORMS OF GLOBAL AND DEFINITIVE NOTES	A-1

EXHIBIT B-1	FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO RECEIVE BEARER NOTE OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE	B-1-1

EXHIBIT B-2	FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND CLEARSTREAM BANKING SOCIETE ANONYME IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A TEMPORARY GLOBAL NOTE OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE	B-2-1

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     INDENTURE, dated as of June 24, 2005, between PPG INDUSTRIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”), having its principal office at One PPG Place, Pittsburgh, Pennsylvania 15272, and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 3.875% Senior Notes due 2015 (herein called the “Notes”) in an aggregate principal amount of €300,000,000.

     All things necessary to make this Indenture a legal and validly binding agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions And Other Provisions Of General Application

     Section 1.01. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

     (3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     “Board of Directors” means either the board of directors of the Company or any duly authorized committee appointed by the Board of Directors.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment are authorized or obligated by law to close.

     “Call Option” has the meaning specified in Section 10.02.

     “Common Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, The Bank of New York Depository (Nominees) Limited, a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, (Euroclear), and Clearstream Banking, société anonyme (Clearstream, Luxembourg).

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     “Corporate Trust Office” means the principal office of the Trustee in London, England at which at any particular time its corporate trust business shall be administered.

     “corporation” includes corporations, associations, companies and business trusts.

     “Early Redemption Amount” means €50,000 per €50,000 amount of the Notes and €1,000 per €1,000 in excess thereof, plus accrued interest, if any, to the Redemption Date.

     “Event of Default” has the meaning specified in Section 5.01.

     “Funded Debt” means all indebtedness for money borrowed which by its terms matures at or is extendable or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such indebtedness.

     “German Government Bond Rate” means the rate equal to the yield, as published by the German Central Bank, on actively traded Federal Republic of Germany government bonds with a maturity comparable to the maturity of the Notes, as selected by the Financial Adviser. If there is no such publication of this yield during the week preceding the date on which the German Government Bond Rate is to be calculated, the German Government Bond Rate shall be calculated by reference to quotations from selected primary Federal Republic of Germany government bonds dealers in Frankfurt selected by the Financial Adviser. The German Government Bond Rate shall be calculated on the third day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business generally in Frankfurt preceding the Redemption Date.

     “Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in Exhibit A.

     “Holder” means (i) with respect to definitive Notes, a bearer of a Note and (ii) with respect to the Notes represented by a Global Note (other than with respect to the payment of principal and interest, if any, and, where applicable, Additional Amounts on the Notes, the right to which shall be vested solely in the bearer of a Global Note in accordance with and subject to its terms), each person who is for the time being shown in the records of Euroclear and Clearstream, Luxembourg as the holder of a particular amount of Notes.

     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     “Interest Payment Date”, when used with respect to any Note, means June 24 in each year up to (and including) the Stated Maturity.

     “Judgment” has the meaning specified in Section 1.13.

     “Make Whole Premium” means the excess, if any (as reported in writing to the Company and the Trustee by a reputable financial institution operating in the German government bond market in Frankfurt selected by the Company and approved in writing by the Trustee (the “Financial Adviser”) (and rounded, if necessary, to the third decimal place (0.0005 being rounded upwards)), of (a) the value at the Redemption Date of the principal amount of the Notes, plus all required interest payments that would otherwise be due to be paid on the Notes during the period between the Redemption Date and the Stated Maturity, excluding accrued but unpaid interest at the Redemption Date, calculated using a discount rate equal to ten basis points above the German Government Bond Rate over (b) the outstanding principal amount of the Notes;

     “Maturity”, when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

     “Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

     (iii) Notes which have been paid pursuant to Section 3.05 or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest (if any) on any Notes on behalf of the Company.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Place of Payment”, when used with respect to the Notes, means London, England.

     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     “Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price” has the meaning specified in Section 10.02.

     “Responsible Officer”, when used with respect to the Trustee, means any vice president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Restricted Subsidiary” means:

       (a) any Subsidiary other than

     (i) a Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside the United States of America (“United States of America” shall not include the territories and possessions thereof), or

     (ii) a Subsidiary the primary business of which consists of purchasing accounts receivable and/or making loans secured by accounts receivable or inventories and/or making investments in real estate or providing services directly related thereto, or which is otherwise primarily engaged in the business of a finance or real estate investment company, or

     (iii) a Subsidiary the primary business of which consists of leasing equipment, machinery, vehicles, rolling stock and other articles for use in the business of the Company, or

     (iv) a Subsidiary the stock of which is held primarily for the purpose of securing the investment of the Company in such Subsidiary, while the management of such Subsidiary is accumulating funds for the purchase of such stock pursuant to written contract

     and

     (b) any Subsidiary specified in clauses (i) through (iv) of paragraph (a) above which at the time of determination shall be a Restricted Subsidiary pursuant to designation by the Board of Directors hereinafter provided for.

     The Company may by Board Resolution designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided that in the opinion of the Board of Directors it does not own a major manufacturing or research property, plant or facility of the Company and its Restricted Subsidiaries taken as a whole, and may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. The Company may by Board Resolution designate a newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided such designation takes place within 90 days of such acquisition or formation.

     “Secured Debt” means indebtedness for money borrowed if such indebtedness is secured by a mortgage, pledge, lien, security interest or encumbrance on any of the present or future manufacturing or research property, plant or facilities of the Company or any Restricted Subsidiary (but not including a property determined not to be a principal property of the Company or a Restricted Subsidiary by the Board of Directors in its discretion) or on any present or future shares of stock or indebtedness of any Restricted Subsidiary.

     “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

     “Shareholders’ Interest” means as of any particular time the aggregate of capital and surplus of the Company and its Restricted Subsidiaries, after deducting the cost of the shares of the Company held in treasury, as shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in accordance with generally accepted accounting principles, as of the end of the latest fiscal year ended prior to such determination.

     “Stated Maturity” means June 24, 2015.

     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     “Tax Redemption Price” has the meaning specified in Section 10.03(b).

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

     “Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

     “U.S. Government Bond Obligations” has the meaning specified in Section 12.04.

     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

     “Wholly-owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-owned Restricted Subsidiaries.

     Section 1.02. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the

Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (except in connection with the initial issuance of the Notes) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.04. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 11, or a combination of such instruments and any such record. Appointment of a proxy shall be made by signing an appointment either personally or by such Holder’s attorney-in-fact and shall become effective when received by the Secretary of the Company or an officer of the Company authorized to tabulate votes. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 11.06.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Notes may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Notes, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Note continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Note is produced, or (2) such Note is produced to the Trustee by some other Person, or (3) such Note is no longer Outstanding. The ownership of Notes may also be proved in any other manner that the Trustee deems sufficient.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 1.05. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder, or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.06. Notice to Holders; Waiver.

     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given if published in the d’Wort (for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require) and (1) an Authorized Newspaper in London, England or (2) an electronic medium easily accessible by the Holders as may be specified to such Holders, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; provided, however, that so long as the Notes are in whole or in part in the form of one or more Global Notes held by the Common Depositary, such notice shall be given in writing to Euroclear and Clearstream, Luxembourg. Any published notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If by reason of the suspension of publication of the d’Wort, any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders as provided above, then such notification to Holders as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders given as provided herein.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Section 1.07. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.08. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 1.09. Separability Clause.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.10. Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.11. Governing Law.

     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.12. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (if any) or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

     Section 1.13. Judgment Currency.

     The obligation of the Issuer in respect of any sum due pursuant to a final nonappealable judgment in any court relating to this Indenture or the Notes (a “Judgment”) shall, notwithstanding any Judgment in a currency other than United States dollars, not be discharged until the first business day, following the entering of such Judgment, on which (and only to the extent that) the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due pursuant to such Judgment, the Issuer agrees, as a separate obligation and notwithstanding any such Judgment, to indemnify the Trustee and the Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee and the Holders pursuant to such Judgment, the Trustee shall pay to the Issuer an amount equal to the excess of the dollars so purchased over the sum originally due pursuant to the Judgment hereunder.

ARTICLE 2

Note Forms

     Section 2.01. Forms Generally.

     The Notes and the Trustee’s certificates of authentication shall be in substantially the form set forth in Exhibit A hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

     Every Global Note authenticated and delivered hereunder shall bear a legend in substantially the form set forth in Exhibit A.

     The definitive Notes, if applicable, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Section 2.02. Notes Issuable in Global Form.

     Notwithstanding the provisions of Section 3.02, the Global Note shall represent the Outstanding Notes and the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 3.03 shall apply to any Note represented by a Note in global form if such Note was never issued and sold by the Company and the Company delivers to the Trustee the Note in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

     Notwithstanding the provisions of Section 3.06, payment of principal of (and premium, if any) and interest, if any, on any Note in permanent global form shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Notes represented by a Permanent Global Note, Euroclear or Clearstream, Luxembourg.

ARTICLE 3

The Notes

     Section 3.01. Amount.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is €300,000,000. The terms of the Notes shall be as set forth in Article 2 above.

     Section 3.02. Denominations.

     The Notes shall be issued in bearer form without coupons in denominations of €50,000 and integral multiples of €1,000 in excess of €50,000.

     Section 3.03. Execution, Authentication, Delivery and Dating.

     The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes either to the Company or according to the directions contained in the Company Order; provided, however, that, in connection with its original issuance, no Note shall be mailed or otherwise delivered to any location in the United States.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     Section 3.04. Global Notes and Definitive Notes.

     (a) Without unnecessary delay but in any event not later than the Exchange Date (as defined below), the Company shall deliver to the Trustee a temporary global note (the “Temporary Global Note”). Such Temporary Global Note shall be delivered to the London office of the Common Depository, for the benefit of Euroclear and Clearstream, Luxembourg, for credit to the respective accounts of the beneficial owners of such Notes (or to such other accounts as they may direct).

     On and after the Exchange Date, which is the later of (i) 40 days after the Temporary Global Note is issued and (ii) 40 days after completion of the distribution of the Notes, all or a portion of the Temporary Global Note shall be surrendered by the Common Depository to the Trustee, as the Company’s agent for such purpose, to be exchanged for the Permanent Global Note without charge, and the Trustee shall authenticate and deliver, in exchange for such Temporary Global Note (or portion thereof) and upon receipt of the Company Order described in Section 3.03, the Permanent Global Note representing the Notes; provided, however, that each Holder that has an interest in the Temporary Global Note (or a portion thereof to be exchanged) delivers to Euroclear or Clearstream, Luxembourg, a certificate in the form set forth in Exhibit B-1 to this Indenture, copies of which shall be made available from the offices of Euroclear and Clearstream, Luxembourg, the Trustee, any Authenticating Agent appointed for such Notes and each Paying Agent, and upon such presentation by the Common Depositary, the Temporary Global Note is accompanied by a certificate dated as of the exchange and signed by Euroclear as to the portion of such Temporary Global Note held for its account then to be exchanged and a certificate dated as of the exchange and signed by Clearstream, Luxembourg as to the portion of such Temporary Global Note held for its account then to be exchanged, each in the form set forth in Exhibit B-2 to this Indenture.

     The Permanent Global Note shall be exchangeable in whole but not, except as provided in the paragraph below, in part for Notes in definitive form if (i) Euroclear and/or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, (ii) principal in respect of any Notes is not paid when due and payable, (iii) any Holder requests such an exchange upon 45 days’ notice or (iv) the Company would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of the United States which would not be suffered were the Notes in definitive form and an Officers’ Certificate is delivered to the Trustee for display to the Holders of Notes (unless a default notice has been delivered in accordance with Section 5.02). Thereupon, in the case of (i) (ii) and (iii) above, the Holder may give notice to the Trustee and (in the case of (iv) above) the Company may give notice to the Trustee and the Holders of its intention to exchange the Permanent Global Note for Notes in definitive form on or after the Exchange Date specified in the notice. Definitive

Notes to be delivered in exchange for any portion of a Global Note shall be delivered only outside the United States.

     If principal in respect of any Notes is not paid when due and payable or a Holder requests an exchange, the holder of the Permanent Global Note may by notice to the Trustee (which may but need not be made pursuant to Section 5.02) require the exchange of a specified principal amount of the Permanent Global Note (which may be equal to or, with the consent of Euroclear and Clearstream, Luxembourg, less than the outstanding principal amount of Notes represented thereby) for definitive Notes on or after the Exchange Date specified in such notice.

     On or after any Exchange Date the holder of the Permanent Global Note may surrender the Permanent Global Note or, in the case of a partial exchange, present it for endorsement to or to the order of the Trustee. In exchange for the Permanent Global Note, or the part thereof to be exchanged, the Company will deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Notes in definitive form.

     Payments of principal and interest (if any) will be made against presentation of any Note; provided, however, that in the case of payments to be made prior to the Exchange Date against presentation of the Temporary Global Note by the Common Depositary, each Holder delivers to Euroclear or Clearstream, Luxembourg, a certificate in the form set forth in Exhibit B-1 to this Indenture, copies of which shall be made available from the offices of Euroclear and Clearstream, Luxembourg, the Trustee, any Authenticating Agent appointed for such Notes and each Paying Agent, and the Temporary Global Note is accompanied by a certificate signed by Euroclear dated as of the date of presentation as to the portion of such Temporary Global Note held for its account and a certificate signed by Clearstream, Luxembourg dated as of the date of presentation as to the portion of such Temporary Global Note held for its account then to be exchanged, each in the form set forth in Exhibit B-2 to this Indenture. On and after the Exchange Date, the holder of a Temporary Global Note will not be entitled to receive any payment of interest or principal thereon unless upon due certification exchange of the Temporary Global Note is improperly withheld or refused.

     For so long as any of the Notes is represented by a Global Note, each person who is for the time being shown in the records of Euroclear and/or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear and/or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Company, the Trustee and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than for the payment of principal and interest on such Notes, the right to which shall be vested, as against the Company, the Trustee and any other Paying Agent, solely in the bearer of the Global Note in accordance with and subject to its terms. Notes which are represented by a Global Note shall be transferable only in accordance with the rules and procedures for the time being of Euroclear and/or Clearstream, Luxembourg, as the case may be.

     Section 3.05. Mutilated, Destroyed, Lost and Stolen Notes.

     If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note; provided, however, that payment of principal of (and premium, if any) and interest, if any, on Notes shall be payable only at an office or agency located outside the United States.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.06. Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder on such date. Payment of interest, if any, shall be made by transfer to an account maintained by the payee with a bank located outside the United States.

     Every Permanent Global Note will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream, Luxembourg with respect to that portion of such Permanent Global Note held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream, Luxembourg to credit the interest, if any, received by it in respect of such Permanent Global Note to the accounts of the beneficial owners thereof.

     Section 3.07. Payment of Additional Amounts

     The Company will, subject to the exceptions and limitations set forth below, pay to a Holder, as additional interest, such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment by the Company or a Paying Agent of the principal of and interest on the Notes and any other amounts payable on the Notes after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed or levied by the United States or any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in the Notes to be then due and payable under the Notes.

     However, the obligation to pay Additional Amounts shall not apply:

     (a) to any present or future tax, assessment or other governmental charge that would not have been so imposed but for

     (i) the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the United States and its possessions, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States, or

     (ii) the presentation by the Holder for payment with respect to the Notes on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (b) to any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

     (c) to any tax, assessment or other governmental charge imposed by reason of the Holder’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

     (d) to any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any Notes;

     (e) to any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

     (f) to any tax, assessment or other governmental charge imposed by reason of the Holder’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect subsidiary of the Company;

     (g) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

     (h) if presentation for payment had been made at a different paying agent; or

     (i) in the case of a combination of (a), (b), (c), (d), (e), (f), (g) or (h) listed above.

     Nor will Additional Amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company, or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder of that limited liability company, or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

     Section 3.08. Persons Deemed Owners.

     Title to any Note shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Note as the absolute owner of such Note for the purpose of receiving payment of principal of

(and premium, if any) and interest (if any) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Note or impair, as between such depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Note.

     Section 3.09. Cancellation.

     All Notes surrendered for payment or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order though in no event shall Trustee be under any obligation to destroy any Notes.

     Section 3.10. Computation of Interest.

     Interest on the Notes shall be payable annually in arrears on each Interest Payment Date.

     Section 3.11. CUSIP/ISIN Numbers.

     The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE 4

Satisfaction and Discharge

     Section 4.01. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a) either

     (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.05 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

     (ii) all such Notes not theretofore delivered to the Trustee for cancellation

     (A) have become due and payable, or

     (B) will become due and payable at their Stated Maturity within one year, or

     (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (if any) to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.03 shall survive such satisfaction and discharge.

     Section 4.02. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (if any) for whose payment such money has been deposited with the Trustee.

ARTICLE 5

Remedies

     Section 5.01. Events of Default.

     “Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

     (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

     (d) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to securities of any series other than the Notes) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in more than $10,000,000 principal amount of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

     (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

     (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to any Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

     (i) all overdue interest on all Notes,

     (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest (if any) thereon at the rate or rates prescribed therefor in such Notes,

     (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

     (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

     (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

     (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest (if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

     If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 5.04. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.05. Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.06. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and; in case of the distribution of such money on account of principal (or premium, if any) or interest (if any) upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest (if any), respectively; and

THIRD: To the Company.

Section 5.07. Limitation on Suits.

     No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

     (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee, for 60 days after its receipt of such notice and request for an offer of indemnity, has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     Section 5.08. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued

or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.11. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

     (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.12. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to the Notes and its consequences, except a default

     (a) in the payment of the principal of (or premium, if any) or interest (if any) on any Note, or

     (b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holders of not less than 75% in principal amount of the Outstanding Notes, which may only be waived with the consent of the Holders of not less than 75% in principal amount of the Outstanding Notes.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 5.13. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (if any) on any Note on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date).

     Section 5.14. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
The Trustee

Section 6.01. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

     (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, determined as provided in Section 5.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 6.02. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall give to all Holders, in the manner provided by Section 1.06,, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (if any) on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.01(c) with respect to such Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes.

     Section 6.03. Certain Rights of Trustee.

     Subject to the provisions of Section 6.01.

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (d) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     Section 6.04. Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 6.05. May Hold Notes.

     The Trustee, any Paying Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or such other agent.

     Section 6.06. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     Section 6.07. Compensation and Reimbursement.

     The Company agrees:

     (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its negligence or willful misconduct; and

     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The benefits of this Section shall survive termination of this Indenture and resignation or removal of the Trustee.

     Section 6.08. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or the European Union, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.09. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of removal, the Trustee so removed may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

     (d) If at any time:

     (i) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

     (ii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.13, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees (it being understood that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.10, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided by Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.10. Acceptance of Appointment by Successor.

     (a) Every successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsection (a) of this Section.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 6.11. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE 7
Consolidation, Merger, Conveyance, Transfer or Lease

     Section 7.01. Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

     (a) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (if any) on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

     (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

     (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 7.02. Successor Corporation Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 8
Supplemental Indentures

     Section 8.01. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

     (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

     (c) to add any additional Events of Default; or

     (d) to add to or to change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form without interest coupons; or

     (e) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions; or

     (f) to secure the Notes pursuant to the requirements of Sections 9.04 and 9.05 or otherwise; or

     (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

     (h) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders in any material respect.

     Section 8.02. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of not less than 75% in principal amount of the Outstanding Notes,

     (a) change the Stated Maturity or any Interest Payment Date, or reduce the principal amount of any Note or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

     (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

     (c) modify any of the provisions of this Section, Section 5.12 or Section 9.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of Holders of not less than 75% in principal amount of the Outstanding Notes; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 9.10, or the deletion of this proviso, in accordance with the requirements of Section 6.10(b) and 8.01(g).

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 8.03. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Section 8.04. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 8.05. Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for such Outstanding Notes.

ARTICLE 9
Covenants

     Section 9.01. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of (and premium, if any) and interest (if any) on the Notes in accordance with the terms of the Notes and this Indenture.

     Section 9.02. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for the Notes an office or agency where the Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 9.03. Money for Notes Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest (if any) on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any) or interest (if any) on the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (if any) on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest (if any) on the Notes; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any)

or interest (if any) on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest (if any) has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, provide notice in the manner provided by Section 1.06 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 9.04. Limitation on Secured Debt.

     The provisions of this Section and Section 9.05 shall apply so long as any Notes are Outstanding.

     The Company covenants and agrees that it will not itself, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or incur any Secured Debt, without effectively providing that the Notes (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created ranking equally with the Notes, including guaranty of indebtedness of others) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, except that this Section 9.04 shall not apply to Secured Debt secured by:

     (a) mortgages on property of any corporation existing at the time such corporation becomes a Subsidiary;

     (b) mortgages on property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of or within 90 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;

     (c) mortgages on particular property to secure indebtedness incurred in financing all or any part of the cost of exploration or development of such property, or to secure all or any part of the cost of improvements to such property which is, in the opinion of the Board of Directors, substantially unimproved, or to secure any indebtedness incurred to provide funds for such purpose;

     (d) mortgages on property in favor of the United States of America or any State thereof, or any other country, or any political subdivision of any of the foregoing, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

     (e) mortgages which secure indebtedness owing to the Company or to a Wholly-owned Restricted Subsidiary by a Subsidiary; and

     (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) to (e), inclusive, or of any indebtedness secured thereby; provided that such extension, renewal or replacement mortgage shall be limited to all or any part of the same property that secured the mortgage extended, renewed or replaced (plus improvements on such property).

     As used in clauses (a) through (f) above, the terms “mortgage” or “mortgages” shall include pledges, liens, and security interests.

     Notwithstanding the foregoing provisions of this Section 9.04, the Company and any one or more Restricted Subsidiaries may, without equally and ratably securing the Notes, issue, assume, guarantee or incur Secured Debt which would otherwise be subject to the foregoing restrictions if, after giving effect to the Secured Debt to be issued, assumed, guaranteed or incurred, the sum of (i) the aggregate amount of all such Secured Debt of the Company and its Restricted Subsidiaries (not including Secured Debt permitted under clauses (a) through (f) above) and (ii) the aggregate value of the Sale and Leaseback Transactions (as defined in Section 9.05) in existence at such time (except Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 9.05(a)(ii)) does not exceed 5% of the Shareholders’ Interest.

     Section 9.05. Limitation on Sale and Leaseback Transactions and Transfers of Assets to Unrestricted Subsidiaries.

     (a) The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to the Company or a Restricted Subsidiary of any real property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property (herein referred to as a “Sale and Leaseback Transaction”) unless either:

     (i) the Company or such Restricted Subsidiary could create Secured Debt secured by a mortgage, in accordance with Section 9.04, on the real property to be leased, in an amount equal to the value of such Sale and Leaseback Transaction, without equally and ratably securing the Notes, or

     (ii) the Company (and in any such case the Company covenants that it will) within 120 days after the Sale and Leaseback Transaction, regardless of whether such Sale and Leaseback Transaction may have been made by the Company or by a Restricted Subsidiary, applies an amount equal to the greater of (A) the net proceeds of the sale of the real property leased pursuant to such Sale and Leaseback Transaction and (B) the fair value of the real property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by the Board of Directors) to the retirement of Funded Debt of the Company; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by

     (A) the principal amount of any Notes delivered within 120 days after such sale to the Trustee for retirement and cancellation, and

     (B) the principal amount of Funded Debt, other than such Notes, voluntarily retired by the Company within 120 days after such sale;

provided, that no retirement referred to in this clause (ii) may be effected by payment at maturity.

     For purposes of this Section 9.05 and Section 9.04, the term “value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such Sale and Leaseback Transaction and (ii) the fair value of the real property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by the Board of Directors), divided first by the number of full years in the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     (b) The Company will not itself, and will not permit any Restricted Subsidiary to, transfer any assets which, in the opinion of the Board of Directors, constitute a major manufacturing or research property, plant or facility of the Company and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary.

     Section 9.06. Corporate Existence.

     Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 9.07. Maintenance of Properties.

     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     Section 9.08. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 9.09. Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 9.01 to 9.08, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

     Section 9.10. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections Section 9.02 to 9.08, inclusive, with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 10
Redemption

     Section 10.01. Applicability of Article.

     The Notes shall be redeemable in accordance with their terms and in accordance with this Article.

     Section 10.02. Election to Redeem; Notice to Trustee.

     The Notes may be redeemed, at the Company’s option (the “Call Option”), in whole or in part, at any time prior to the Stated Maturity at the Early Redemption Amount plus the Make Whole Premium (the “Redemption Price”). The Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

     Section 10.03. Redemption for Tax Reasons.

     Notes may be redeemed at the option of the Company, in whole but not in part, at any time prior to the Stated Maturity, upon the giving of a notice of tax redemption to the Holders, if the Company determines that, as a result of:

     (a) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or

     (b) any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the date hereof, the Company is or will become obligated to pay Additional Amounts with respect to the Notes, as described in Section 3.07 of this Indenture provided such obligation cannot be avoided by the Company taking reasonable measures available to it.

     The redemption price will be equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date fixed for redemption and Additional Amounts, if any, then due and which will become due on the date fixed for redemption. The date and the applicable redemption price (the “Tax Redemption Price”) will be specified in the notice of tax redemption, which will be given in accordance with Section 1.06 of this Indenture not less than 30 nor more than 60 days prior to the date fixed for redemption and not earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

     Prior to giving the notice of a tax redemption, the Company will deliver to the Trustee, with a copy to the principal paying agent:

     (i) a certificate signed by a duly authorized officer stating that the Company is entitled to effect the redemption pursuant to this Section and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred; and

     (ii) an opinion of independent legal counsel of recognized standing to that effect based on the statement of facts.

     If any date fixed for redemption is a date prior to Exchange Date, definitive Notes will be issuable on and after that redemption date as if that redemption date had been the Exchange Date. Prior to the issuance of definitive Notes, the Person entitled to receive such Note shall have furnished a certificate in the form set forth in Exhibit B-1 hereto.

     Section 10.04. Partial Redemption.

     If less than all the Notes are to be redeemed pursuant to this Article 10, the Notes shall be redeemed pro rata and otherwise in such manner as the Trustee shall deem fair and appropriate, subject to the minimum authorized denomination of €50,000 and multiples of €1,000 in excess of €50,000 and compliance with any applicable laws and stock exchange or other regulatory requirements.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

     Section 10.05. Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 1.06. All notices of redemption shall state:

     (i) the Redemption Date,

     (ii) the Redemption Price,

     (iii) if less than all the Outstanding Notes are to be redeemed, the aggregate principal amount of the Notes to be redeemed,

     (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

     (v) the place or places where such Notes are to be surrendered for payment of the Redemption Price, and

     (vi) CUSIP and/or ISIN numbers.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

     So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require, the Company shall, once in each year in which there has been a partial redemption of the Notes, cause to be published in the d’Wort a notice specifying the aggregate principal amount of Notes outstanding and the aggregate principal amount of Notes drawn for redemption but not surrendered provided, however, that so long as the Notes are in whole or in part in the form of one or more Global Notes held by the Common Depositary, such notice shall be given in writing to Euroclear and Clearstream, Luxembourg.

     Section 10.06. Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price or Tax Redemption Price, as the case may be, of all the Notes which are to be redeemed on that date.

     Section 10.07. Notes Payable on Redemption Date.

     Notice of redemption in connection with the exercise of the Call Option by the Company having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price or Tax

Redemption Price (as applicable) therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price or Tax Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price or Tax Redemption Price (as applicable).

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     Section 10.08. Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, in denominations of €50,000 and integrals of €1,000 in excess of €50,000 as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 11
Meetings of Holders of Notes

     Section 11.01. Purposes for Which Meetings May Be Called.

     A meeting of Holders may be called at any time and from time to time pursuant to this Article 11 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

     Section 11.02. Call, Notice and Place of Meetings.

     The Company, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding, may at any time call a meeting of Holders for any purpose specified in Section 11.01, to be held at such time and at such place in London, England as the Company shall determine. Notice of every meeting of Holders setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 90 days prior to the date fixed for the meeting.

     Section 11.03. Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder of one or more Outstanding Notes, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 11.04. Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

     Except as limited by the proviso to Section 8.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes.

     Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

     Section 11.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

     (a) Notwithstanding any provisions of this Indenture, the Company may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

     (b) The Company shall by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holders as provided in Section 11.02, in which case the Holders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

     (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each €1,000 principal amount of the Outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

     (d) Any meeting of Holders duly called pursuant to Section 11.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

     Section 11.06. Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 and, if applicable, Section 11.04.

Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the former to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 12
Defeasance And Covenant Defeasance

     Section 12.01. Company’s Option To Effect Defeasance Or Covenant Defeasance.

     The Company may elect, at its option at any time, to have Section 12.02 or Section 12.03 applied to any Notes upon compliance with the conditions set forth below in this Article 12.

     Section 12.02. Defeasance And Discharge.

     Upon the Company’s exercise of its option (if any) to have this Section 12.02 applied to any Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 12.02 on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Defeasance”) . For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section 12.02, payments in respect of the principal of and any premium and interest on such Notes when payments are due, (b) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 9.02 and 9.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section 12.02 applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 12.03 applied to such Notes.

     Section 12.03. Covenant Defeasance.

     Upon the Company’s exercise of its option (if any) to have this Section 12.03 applied to any Notes, (a) the Company shall be released from its obligations under Section 7.01(c), Section 9.04, Section 9.05, and any covenants provided pursuant to Section 8.01(b) or Section 8.01(h) for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in Sections 5.01(d) (with respect to any of Section 7.01(c), Section 9.04, Section 9.05, and any such covenants provided pursuant to 8.01(b) or Section 8.01(h)) and Section 5.01(e) shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 12.03 on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

     Section 12.04. Conditions To Defeasance Or Covenant Defeasance.

     The following shall be the conditions to the application of Section 12.02 or Section 12.03 to any Notes or any series of Notes, as the case may be:

     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.08 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the Stated Maturity, in accordance with the terms of this Indenture and such Notes. As used herein, “U.S. Government Obligation” means (x) any Note which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Notes Exchange Act of 1934, as amended) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

     (b) In the event of an election to have Section 12.02 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

     (c) In the event of an election to have Section 12.03 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

     (d) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Notes nor any other Notes, if then listed on any Notes exchange, will be delisted as a result of such deposit.

     (e) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 5.01(f) and Section 5.01(g), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

     (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

     (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

     (h) At the time of such deposit, (i) no default in the payment of any principal of or premium or interest on any indebtedness of the Company ranking prior to the Notes (“Senior Debt”) shall have occurred and be continuing, (ii) no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (iii) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

     (i) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

     Section 12.05. Deposited Money And U.S. Government Obligations To Be Held In Trust; Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 9.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 12.05 and Section 12.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 12.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

     Section 12.06. Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 12.02 or Section 12.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 12.05 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties hereto have caused this Indenture to be duly executed, and attested, all as of the day and year first above written.

PPG INDUSTRIES, INC.

By:

Name: William H. Hernandez
Title: Senior Vice President, Finance

The Bank of New York

By:

Name:
Title:

EXHIBIT A

FORMS OF GLOBAL AND DEFINITIVE NOTES

     Form of Face of Note.

PPG INDUSTRIES, INC.

No.	€

     PPG INDUSTRIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, the principal sum of                      Euros on June 24, 2015 and to pay interest thereon from June 24, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on June 24 in each year, commencing on June 24, 2006, at the rate of 3.875% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 3.875% per annum on any overdue principal and premium and on any overdue installment of interest.

     Payment of the principal of (and premium, if any) and interest on this Note will be made upon presentation and, at maturity, surrender, of this Note at the office or agency of the Trustee maintained for that purpose in London, England or at the offices of any other Paying Agents located outside the United States from time to time appointed by the Company in respect of the Notes, in Euros or such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts, but in each case subject to the requirements as to certification provided herein.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

PPG INDUSTRIES, INC.

By:

Name:
Title:

Attest:

     Form of Reverse of Note.

     This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 24, 2005 (herein called the “Indenture”) between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to €300,000,000.

     The Notes are subject to redemption, at the Company’s option, in whole or in part at any time prior to Maturity, upon not less than 30 nor more than 60 days’ notice to the Trustee at any time prior to June 24, 2015, at the Early Redemption Amount plus the Make Whole Premium.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, in minimum denominations of €50,000 and multiples of €1,000 in excess of €50,000.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of either 75% or a majority in principal amount of the Notes at the time

Outstanding (depending on the type of the amendment or modification). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     The Notes are issuable only in bearer form without coupons in denominations of €50,000 and integral multiples of €1,000 in excess of €50,000.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Form of Trustee’s Certificate of Authentication.

     This is one of the Notes designated therein referred to in the within-mentioned Indenture.

The Bank of New York as Trustee

By:

Authorized Officer
Dated:

FORM OF LEGEND FOR TEMPORARY GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS A TEMPORARY GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR A PERMANENT GLOBAL NOTE WITHOUT COUPONS OR DEFINITIVE NOTES AT THE MAIN OFFICE OF THE TRUSTEE (AS DEFINED HEREIN) IN LONDON. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE OR DEFINITIVE NOTES ARE AS SPECIFIED IN THE INDENTURE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

FORM OF LEGEND FOR PERMANENT GLOBAL NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS A PERMANENT GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE NOTES WITHOUT COUPONS, AT THE MAIN OFFICE OF THE TRUSTEE (AS DEFINED HEREIN) IN LONDON. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

FORM OF LEGEND FOR DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE “UNITED STATES”) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“UNITED STATES PERSONS”); PROVIDED, HOWEVER, THAT THE TERM “UNITED STATES PERSON” SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS DEFINITIVE NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

Exhibit B-1

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO
RECEIVE BEARER NOTE OR TO OBTAIN INTEREST PAYABLE PRIOR
TO THE EXCHANGE DATE

CERTIFICATE

3.875% Senior Notes Due 2015

     This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise PPG Industries, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in

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the absence of any such notification it may be assumed that this certification applies as of such date.

     This certificate excepts and does not relate to €                      of such interest in the above-captioned Notes in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Note or an exchange for and delivery of definitive Notes (or, if relevant, collection of any interest) cannot be made until we do so certify.

     We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to
(i) the Exchange Date or (ii) the relevant
Interest Payment Date occurring prior to the
Exchange Date, as applicable]
[Name of Person Making Certification]

(Authorized Signatory)
Name:
Title:

 B-1-2

Exhibit B-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND
CLEARSTREAM BANKING SOCIETE ANONYME IN CONNECTION WITH
THE EXCHANGE OF A PORTION OF A TEMPORARY GLOBAL NOTE OR
TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

3.875% Senior Notes Due 2015

     This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, €                                                              principal amount of the above-captioned Notes (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise PPG Industries, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A),(B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the Temporary

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Global Note representing the above-captioned Notes excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange
Date or the relevant Interest Payment
Date occurring prior to the Exchange
Date, as applicable]

[          ] as Operator
of the Euroclear System
[Clearstream Banking societe anonyme]

By

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